UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2023

The Beachbody Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39735	85-3222090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Continental Blvd, Suite 400

El Segundo, California 90245

(Address of principal executive offices)

(310) 883-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Class A common stock, par value $0.0001 per share	BODY	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A common stock at an exercise price of $11.50	BODY WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Chairman Appointment

On June 14, 2023, the board of directors (the “Board”) of The Beachbody Company, Inc. (the “Company”) voted, effective as of June 15, 2023 (the “Effective Time”), to increase the number of directors constituting the whole Board from eight to nine directors and to appoint, as of the Effective Time, Mark Goldston to serve as a member of the Board, filling the vacancy on the Board resulting from such increase. Mr. Goldston was also appointed to serve as Executive Chairman of the Board. Mr. Goldston also entered into the Company’s standard form of Indemnification Agreement. Mr. Goldston’s appointment as Executive Chairman replaces the service of Carl Daikeler, the Company’s co-founder and Chief Executive Officer, in his capacity as Chairman of the Board, and Mr. Daikeler will continue serving as the Company’s Chief Executive Officer and director.

Mark Goldston has served as a member of our Board since June 2023. Mr. Goldston has served as the Chairman, CEO and Founder of The Goldston Group, a venture capital and strategic advisory firm, since November 2013. Mr. Goldston also serves the General Partner of Athletic Propulsion Labs (APL), the luxury performance athletic footwear company, since March 2009 and as Co-Founder and General Partner of Javergo Partners, LLC, strategic advisory firm, since March 2020. Mr. Goldston also currently serves as a Board Member, Strategic Adviser, and Investor to TuneGO since March 2015 and a Strategic Adviser and Shareholder to Fresh Brothers since December 2015. He was also a Strategic Adviser and Shareholder for Vyng, Inc. from March 2016 to November 2022. From June 2018 to May 2021, he served as the Founding Member of the NFL Los Angeles Chargers Chairman’s Advisory Council. From November 2014 to January 2020, he was the Chairman of the Board of Revelar, Inc. From March 1999 to November 2013, Mr. Goldston served as the Chairman and CEO of both United Online and its predecessor company, NetZero. Mr. Goldston obtained a Masters of Management (MBA) from the Northwestern University - Kellogg School of Management and a Bachelor of Science in Business Administration (BSBA) from The Ohio State University. Mr. Goldston is a Life Member of the Northwestern University Kellogg School of Management Global Advisory Board and a member of the Ohio State University Fisher School of Business Dean’s Advisory Board. We believe Mr. Goldston is qualified to serve on our Board due to his extensive financial and leadership experience with public companies and fitness brands.

Goldston Employment Offer Letter

In connection with Mr. Goldston’s appointment as Executive Chairman, the Company and Mr. Goldston entered into an employment offer letter, dated as of June 15, 2023 (the “Offer Letter”), pursuant to which Mr. Goldston will commence employment as the Company’s Executive Chairman of the Board on June 15, 2023.

Mr. Goldston’s employment under the Offer Letter is “at-will”, and will continue until terminated in accordance with the Offer Letter.

In connection with entering into the Offer Letter, on Mr. Goldston’s start date, he will be granted a stock option under the Company’s 2023 Employment Inducement Incentive Award Plan (the “Inducement Plan”), covering an aggregate of 23,883,265 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Option”). The material terms and conditions of the Option are described below in the section titled, “Equity Award under Inducement Plan”. Mr. Goldston will not be eligible to receive an annual base salary, annual target bonus opportunity or health and welfare benefits.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

2023 Employee Inducement Incentive Award Plan

On June 14, 2023, the Board adopted the Inducement Plan. The Inducement Plan provides for the grant of non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents and other stock or cash-based awards to prospective employees, and contains terms and conditions intended to comply with the inducement award exception under the rules of the New York Stock Exchange (“NYSE”). The Board has reserved 23,883,265 shares of the Company’s common stock for issuance pursuant to awards granted under the Inducement Plan. In accordance with the NYSE Listed Company Manual Rule 303A.08, awards under the Inducement Plan may only be made to individuals not previously employed by the Company or individuals being rehired following a bona fide period of interruption of employment, as an inducement material to such individuals’ entering into employment with the Company. The terms of the Inducement Plan are otherwise substantially similar to the terms of the Company’s 2021 Incentive Award Plan.

The foregoing description of the Inducement Plan is qualified in its entirety by reference to the full text of the Inducement Plan, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Equity Award under Inducement Plan

In addition, the Compensation Committee of the Board approved the grant of the Option to Mr. Goldston, effective as of June 15, 2023. The Option covers an aggregate of 23,883,265 shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”). Of this amount, 7,961,088 shares subject to the Option will vest based on continued service (the “Time-Vesting Shares”) and 15,922,177 shares will vest based on the attainment of applicable performance goals and continued service (the “Performance-Vesting Shares”).

The Option will be granted under the Inducement Plan; the material terms of the Option is described below.

Vesting Schedule. The Time-Vesting Shares will vest and become exercisable with respect to 25% of the Time-Vesting Shares subject to the Option on each of the first four anniversaries of June 15, 2023, subject to Mr. Goldston’s continued service through the applicable vesting date. The Performance-Vesting Shares will vest and become exercisable based on both (i) the achievement of pre-determined price per share goals; and (ii) Mr. Goldston’s continued service through the applicable vesting date.

A number of the Performance-Vesting Shares will become “earned” based on the achievement of applicable price per share goals (the “Price Per Share Goals”), as set forth in the following table. Any earned Performance-Vesting Shares will vest and become exercisable as of the later of (i) June 15, 2024 and (ii) the date on which the applicable Price Per share Goal is achieved, subject to Mr. Goldston’s continued service through such date.

Vesting Tranche	Price Per Share Goals	Number of Earned Performance-Vesting Shares
Tranche 1	$1.00	3,980,544
Tranche 2	$1.50	3,980,544
Tranche 3	$2.00	3,980,544
Tranche 4	$2.50	3,980,544

The share price is measured by averaging the Fair Market Value (as defined in the Inducement Plan) per share over any 30 consecutive trading-day period; however, upon a change in control, the share price generally will be determined based on the price per share paid by an acquiror (or, as applicable, the implied value per share) in the transaction (the “CIC Price”).

Change in Control. Upon a change in control, a number of Performance-Vesting Shares will become earned based on the CIC Price (and using straight-line interpolation for a CIC Price between two Price Per Share Goals), and will vest and become exercisable in full as of immediately prior to the change in control. Any Performance-Vesting Shares that have not become earned as of the change in control will convert into Time-Vesting Shares, and to the extent the Option is assumed by the acquiror in connection with the change in control, such Time-Vesting Shares will remain outstanding and eligible to vest and become exercisable on the later of (i) the first anniversary of the applicable grant date and (ii) immediately prior to the change in control, subject to continued service. To the extent the Option is not assumed by the acquiror in connection with the change in control, the Time-Vesting Units will vest and become exercisable in full as of immediately prior to the change in control.

Termination of Service. On a termination of Mr. Goldston’s service by the Company without “cause” or by Mr. Goldston for “good reason” (each, as defined in the award agreement), the Option will vest and become exercisable in full, subject to Mr. Goldston’s execution and non-revocation of a general release of claims in favor of the Company. If Mr. Goldston experiences a termination of service for any other reason, all shares subject to the Option that are not then-vested and exercisable in full (including any earned Performance-Vesting Shares) automatically will be forfeited and terminated as of the termination date without consideration.

The foregoing description of the Option is qualified in its entirety by reference to the full text of the award agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01. Other Events.

Forfeiture Agreement

On June 15, 2023, the Company and Carl Daikeler entered into a forfeiture agreement (the “Forfeiture Agreement”), pursuant to which Mr. Daikeler voluntarily agreed to effect the forfeiture of an aggregate 8,000,000 shares of the Company’s common stock, comprised of 3,199,946 shares of Class A Common Stock and 4,800,054 shares of the Company’s Class X common stock, par value $0.0001 per share, as a part of a good faith effort to increase the financial attractiveness of the Company to current and future investors, for no consideration.

The foregoing description of the Forfeiture Agreement and the transaction contemplated thereby is qualified in its entirety by reference to the full text of the Forfeiture Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1^	Offer Letter, dated as of June 15, 2023, by and between The Beachbody Company, Inc. and Mark Goldston

10.2^	The Beachbody Company, Inc. 2023 Employee Inducement Incentive Award Plan

10.3^	Option Agreement under 2023 Employee Inducement Incentive Award Plan, dated as of June 15, 2023, by and between The Beachbody Company, Inc. and Mark Goldston

10.4	Forfeiture Agreement, dated as of June 15, 2023, by and between The Beachbody Company, Inc. and Carl Daikeler

99.1	Press Release, dated June 15, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

^	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Beachbody Company, Inc. (Registrant)

Date: June 15, 2023	/s/ Marc Suidan
	Name:	Marc Suidan
	Title	Chief Financial Officer